Exhibit 99.1

Albemarle Chairman and CEO, Luke Kissam, Will Retire for Health Reasons,
Effective June 2020

CHARLOTTE, N.C., Feb. 5, 2020 - Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals industry, announced today that Chairman and Chief Executive Officer Luke Kissam has advised the Board of Directors that he will retire from his roles as an officer and director of Albemarle effective June 2020, for health reasons. The Board of Directors will be conducting a comprehensive search process, which will include internal and external candidates.

Luke Kissam was named Chief Executive Officer of Albemarle in September 2011. He was elected to the Board of Directors in November 2011 and named Chairman of the Board in November 2016. Mr. Kissam joined Albemarle in September 2003 as Vice President, General Counsel, and Corporate Secretary and served as Senior Vice President, Manufacturing and Law, and Corporate Secretary from January 2008 until his promotion to President in March 2010.

“Working with friends and colleagues over the last 17 years to transform Albemarle into a global leader in lithium, bromine and refining catalysts has been an extremely humbling and rewarding experience,” said Kissam. “However, in 2019 I was diagnosed with a non-Hodgkin’s lymphoma. While the initial treatment was successful, this chronic condition will continue to require monitoring and maintenance treatments. After much soul searching and discussions with my medical team, family and the Board, I have decided that it is best for me to retire from my positions at Albemarle to focus on my health.” Kissam added, “I remain very confident in our leadership team and their ability to create value for our stakeholders by successfully executing our strategy.”

“Under Luke’s leadership, our company has successfully taken tremendous strides forward, and we are deeply appreciative and thankful for Luke’s years of service and leadership. We understand and support his decision,” said J. Kent Masters, Lead Independent Director. “We wish the very best for Luke and his family.”

Masters added, “The Board shares Luke’s views on our leadership team, and is confident that it will continue to drive the company forward for the benefit of our customers, employees and stakeholders. The Board is committed to selecting a highly qualified executive who can leverage our team to deliver Albemarle’s strategy and achieve the next stage of our growth.”

About Albemarle

Albemarle Corporation (NYSE: ALB), headquartered in Charlotte, NC, is a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. We power the potential of companies in many of the world’s largest and most critical industries, from energy and communications to transportation and electronics. Working side-by-side with our customers, we develop value-added, customized solutions that make them more competitive. Our solutions combine the finest technology and ingredients with the knowledge and know-how of our highly experienced and talented team of operators, scientists and engineers.

Discovering and implementing new and better performance-based sustainable solutions is what motivates all of us. We think beyond business-as-usual to drive innovations that create lasting value. Albemarle employs approximately 5,400 people and serves customers in approximately 100 countries. We regularly post information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.

Media Contact: Hailey Quinn, (980) 299-5640, Hailey.Quinn@albemarle.com
Investor Relations Contact: David Ryan, (980) 299-5641, David.Ryan@albemarle.com

Some of the information presented in this press release and any conference call and discussions that follow, including, without limitation, information related to our business, business strategy, management, executive search, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from the views expressed. Factors that could cause actual results to differ materially from the views expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; availability of and competition for executive personnel; political unrest affecting the global economy, including adverse effects form terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; and the other factors detailed from time to time in the reports we file with the SEC, including those described under "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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